EXHIBIT 23.2


                               STEVEN HOLLAND, CPA
                        3914 MURPHY CANYON RD., STE. A126
                              SAN DIEGO, CA. 92123
                                 (619) 279-1640


I have prepared the attached audited financial statements for Innovative Medical Services for the fiscal years ended July 31, 1999 contained in the Company's annual report on Form 10-ksb for the fiscal year ended July 31, 1998 and do hereby consent to their inclusion with the company's intended registration statement on Form S-3.


/s/STEVEN HOLLAND
------------------
Steven Holland, CPA


February 15, 2001




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